Special Opportunities Fund, Inc. 615 East Michigan Street, Milwaukee, WI 53202

December 13, 2011

Elizabeth M. Murphy
Secretary
Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549-1090

Application for Determination That the New Proxy Voting Procedure of Special Opportunities Fund, Inc. Does Not Cause it to be in Violation of Section 12(d)(1) of the Investment Company Act of 1940 (the “1940 Act”)

Dear Ms. Murphy:

Pursuant to Section 554(e) of the Administrative Procedure Act of 1946 (the “APA”), Special Opportunities Fund, Inc. (“SPE”) hereby applies for a declaratory order stating that implementation of its new proxy voting procedure, as approved by shareholders on December 7, 2011 will not cause SPE to be in violation of Section 12(d)(1) of the 1940 Act.

I.	Background

SPE is a closed-end management investment company registered under the 1940 Act and is a publicly held Maryland corporation.  Brooklyn Capital Management LLC (“BCM”), an investment adviser registered with the Securities and Exchange Commission (the “Commission”) under Section 203 of the Investment Advisers Act of 1940 is the investment adviser to SPE.

The principals of BCM are well known activist investors.  Over the past fifteen years, they have invested in many closed-end funds that traded at a discount to net asset value (“NAV”) and have campaigned for measures to address the discount.

At a December 10, 2009 special meeting of SPE, the shareholders voted, among other things, to approve (1) the Investment Management Agreement with BCM (by a vote of 92% of the votes cast), and (2) the replacement of SPE’s former fundamental investment objective with a non-fundamental investment objective of providing total return by investing SPE’s assets, among other things, “without limitation, in the securities of other closed-end investment companies” (by a vote of 91% of the votes cast).

Consistent with the disclosure in the proxy materials for the December 10, 2009 special meeting of shareholders, BCM has invested and intends to continue to invest SPE’s assets in securities of other registered closed-end funds that it believes are undervalued (because they trade at a discount to NAV) and to campaign for and urge shareholders of those funds to vote for measures to enhance the value of such securities.

Section 12(d)(1)(A) of the 1940 Act generally makes it unlawful for a registered investment company (“RIC”) to exceed three specific limitations on the purchase or acquisition of securities issued by other RICs.  However, Section 12(d)(1)(F) of the 1940 Act exempts an “acquiring fund” from these limitations if it complies with certain specified conditions.1  One such condition is that the acquiring fund “shall exercise voting rights by proxy or otherwise with respect to any security purchased or acquired pursuant to this subparagraph in the manner prescribed by subparagraph (E) of this subsection.”  Subparagraph (E) specifies that an acquiring fund “is obligated either to seek instructions from its security holders with regard to the voting of all proxies with respect to [securities issued by an acquired fund] and to vote such proxies only in accordance with such instructions, or to vote the shares held by it in the same proportion as the vote of all other holders of such security.”2

1 Section 12(d)(1)(F) states in relevant part, “The provisions of [Section 12(d)(1)] shall not apply to securities purchased or otherwise acquired by a registered investment company if immediately after such purchase or acquisition not more than 3 per centum of the total outstanding stock of such issuer is owned by such registered investment company and all affiliated persons of such registered investment company.”  The only such provisions of Section 12(d)(1) that are applicable to this application are those contained in Section 12(d)(1)(A)(ii) and (iii) which, absent an exemptive order, respectively prohibit a RIC from acquiring (a) securities issued by any single RIC having an aggregate value in excess of 5% of the value of the total assets of the acquiring RIC and (b) securities issued by other RICs having an aggregate value in excess of 10% of the value of the total assets of the acquiring RIC.

2 Subparagraph E provides an exemption from the provisions of Section 12(d)(1) for a very specific (and rare) situation where a security issued by one investment company is purchased or acquired by another investment company and, among other things, (1) such security is the only investment security held by the acquiring fund, and (2) “the purchase or acquisition is made pursuant to an arrangement with the [acquired fund].”  One can infer that Subparagraph E’s voting requirement is designed with the close relationship between the acquiring fund and the acquired fund in mind.  Section 12(d)(1)(F) generally would not involve a close relationship between an acquiring fund and an acquired fund.

Until now, BCM has voted all proxies of acquired funds that have been received by SPE in the same proportion as the vote of all other holders of such security (“mirror voting”).  Earlier this year, at BCM’s request, the board of SPE determined to submit a proposal to its shareholders at the 2011 annual meeting to “instruct the Adviser to vote proxies received by the Fund from any closed-end investment company in the Fund’s portfolio on any proposal (including the election of directors) in a manner which the Adviser reasonably determines is likely to favorably impact the discount of such investment company’s market price as compared to its net asset value.”  As stated in the proxy statement, the primary reason for the board’s decision to submit this proposal to shareholders was BCM’s belief “that the current policy of voting the Fund’s shares of other closed-end investment companies in proportion to the votes of other holders had caused the Fund, from time to time, to vote a percentage of its shares contrary to the Fund’s and the stockholders’ best interests.”

SPE filed its preliminary proxy statement on October 12, 2011.  Approximately one week later, the staff of the Division of Investment Management (DIM) informed SPE’s counsel that DIM did not believe that SPE’s new proxy voting proposal, if implemented, complied with the “seek instructions” option of subparagraph E.  In that case, SPE would be in violation of Section 12(d)(1)(A)(ii) or (iii) if it exceeded either of the limitations set forth in those provisions.  The staff’s position was that, in order to rely upon subparagraph F, SPE must seek instructions from its shareholders for each specific proposal to be voted upon by the shareholders of each acquired fund; otherwise SPE must continue to mirror vote.3

3 The staff did not provide a basis for its position to SPE’s counsel (nor has it done so since then).

Shortly thereafter, SPE’s board met telephonically with its counsel to discuss the “seek instructions” proposal.  The board determined, after due consideration and with the concurrence of counsel, that SPE’s “seek instructions” proposal, if implemented, would comply with subparagraph F.  Nevertheless, it determined to revise the supporting statement for the “seek instructions” proposal to include the following statement:

THE STAFF OF THE DIVISION OF INVESTMENT MANAGEMENT OF THE SEC HAS ADVISED THE FUND THAT, IN ITS OPINION, THE IMPLEMENTATION OF THIS PROPOSAL #2, IF APPROVED BY STOCKHOLDERS, WOULD VIOLATE SECTION 12(d)(1) BECAUSE THE MECHANISM BEING PROPOSED BY THE FUND AND THE ADVISER WOULD NOT SATISFY THE REQUIREMENT OF SECTION 12(d)(1)(E): “TO SEEK INSTRUCTIONS FROM ITS SECURITY HOLDERS WITH REGARD TO THE VOTING OF ALL PROXIES . . . AND TO VOTE SUCH PROXIES ONLY IN ACCORDANCE WITH SUCH INSTRUCTIONS.” THE STAFF’S POSITION IS THAT IN ORDER TO COMPLY WITH THE “SEEK INSTRUCTIONS” REQUIREMENT, THE FUND MUST SEEK INSTRUCTIONS FROM SHAREHOLDERS FOR EACH PROXY IT RECEIVES FROM A CLOSED-END INVESTMENT COMPANY. THE FUND’S BOARD OF DIRECTORS BELIEVES THE STAFF’S INTERPRETATION IS NOT CORRECT BECAUSE IT WOULD RENDER THE OPTION TO “SEEK INSTRUCTIONS” VIRTUALLY USELESS WHICH THE BOARD BELIEVES COULD NOT HAVE BEEN CONGRESS’ INTENT. IF THIS PROPOSAL #2 IS APPROVED BY STOCKHOLDERS, THE BOARD, BEFORE IMPLEMENTING IT, INTENDS TO PURSUE ITS OPTIONS INCLUDING SEEKING DECLARATORY RELIEF FROM THE SEC OR A FEDERAL COURT.

Subsequently, but prior to the annual meeting scheduled for December 8, 2011, the undersigned attempted several times, without success, to solicit from the staff a substantive reason why DIM believed the board’s position was incorrect although the staff did concur that neither the 1940 Act nor its legislative history indicated how the phrase “seek instructions” should be interpreted as it applies to subparagraph F,

On December 8, 2011, SPE’s shareholders voted to adopt the “seek instructions” proposal by the following vote: 3,116,846 “For”; 45,200 “Against”; 37,028 “Abstain.”  Thus, shareholders casting 98.57% of the votes cast “For” or “Against” supported the “seek instructions” proposal.

Given the overwhelming shareholder support for the “seek instructions” proposal and the board’s good faith determination and the advice of counsel that implementing it would not cause SPE to be in violation of Section 12(d)(1), the board would like to do so as soon as possible.

II.           Appropriateness of Declaratory Relief

Since the staff has indicated that it disagrees with the board’s interpretation of the meaning of the phrase, “seek instructions,” the board believes it would be futile to pursue no action relief.  Consequently, in order to remove any uncertainty, declaratory relief is sought pursuant to Section 554(e) of the APA which states: “The agency, with like effect as in the case of other orders, and in its sound discretion, may issue a declaratory order to terminate a controversy or remove uncertainty.”4

III.           Legal Analysis

Section 12(d)(1)(A) makes it unlawful for “any registered investment company (the ‘acquiring company’) and any company or companies controlled by such acquiring company to purchase or otherwise acquire any security issued by any other investment company (the ‘acquired company’) . . . if the acquiring company and any company or companies controlled by it immediately after such purchase or acquisition own in the aggregate (i) more than 3 per centum of the total outstanding voting stock of the acquired company; (ii) securities issued by the acquired company having an aggregate value in excess of 5 per centum of the value of the total assets of the acquiring company; or (iii) securities issued by the acquired company and all other investment companies (other than treasury stock of the acquiring company) having an aggregate value in excess of 10 per centum of the value of the total assets of the acquiring company.”  Notably, Section 12(d)(1)(A) does not impose any voting requirements on an acquiring fund.

Section 12(d)(1)(F) of the 1940 Act exempts an “acquiring fund” from these limitations if it complies with the conditions specified therein including that the acquiring fund “shall exercise voting rights by proxy or otherwise with respect to any security purchased or acquired pursuant to this subparagraph in the manner prescribed by subparagraph (E) of this subsection.”  Subparagraph (E) specifies that an acquiring fund “is obligated either to seek instructions from its security holders with regard to the voting of all proxies with respect to [securities issued by an acquired fund] and to vote such proxies only in accordance with such instructions, or to vote the shares held by it in the same proportion as the vote of all other holders of such security.”  However, the term, “seek instructions” is not defined in subparagraph E or elsewhere in the 1940 Act and is not referenced in the legislative history of Section 12(d)(1).

Notably, Section 12(d)(1)(F) does not exempt an acquiring fund from the 3% ownership limitation specified in Section 12(d)(1)(A)(i).   Moreover, the 3% limitation set forth in Section 12(d)(1)(F) is more stringent than the one in Section 12(d)(1)(A)(i).5  Given that (1) both Section 12(d)(1)(A)(i) and Section 12(d)(1)(F) require an acquiring fund to adhere to a 3% limitation on ownership of any acquired fund, and (2) Section 12(d)(1)(A) does not impose any voting requirements on an acquiring fund regarding matters raised at a meeting of an acquired fund, it is difficult to understand why Section 12(d)(1)(F) places any proxy voting conditions at all upon the acquiring fund seeking to comply with it.  SPE has been unable to find anything in the legislative history of Section 12(d)(1) that provides any clue as to the reason for the “seek instructions” voting option.  Nor does SPE know of any policy reason to preclude an acquiring fund from seeking and obtaining standing proxy voting instructions.

4 According to the 1947 Attorney General's Manual on the Administrative Procedure Act, “The purpose of section [554(e) of the APA], like that of the Declaratory Judgment Act (28 U.S.C. 400), is to develop predictability in the law by authorizing binding determinations which dispose of legal controversies without the necessity of any party’s acting at his peril upon his own view.”

5 Section 12(d)(1)(F)’s 3% ownership limitation is imposed upon the acquiring fund and all of its affiliated persons.  By contrast, the 3% ownership limitation specified in Section 12(d)(1)(A)(i) is imposed on the acquiring fund and any company or companies controlled by it.  Almost every registered investment company has some affiliated persons.  However, under Section 2(a)(9) of the 1940 Act, an acquiring fund that does not own more than 25%  of the voting securities of another company is presumed not to control that company.  Since few registered investment companies own 25% of the voting securities of another company, the 3% limitation set forth in Section 12(d)(1)(A)(i) almost always applies solely to the acquiring fund.

On the other hand, there are good reasons for interpreting  the “seek instructions” option to allow an acquiring fund to seek standing instructions to vote on proposals regarding acquired funds.  First, it is not cost effective for an acquiring fund, which, whether or not it relies upon Section 12(d)(1)(F), is limited to owning 3% of the shares of any individual acquired fund, to obtain voting instructions for a particular acquired fund after it receives a proxy.  Secondly, there is almost never sufficient time for an acquiring fund to seek and actually obtain instructions from its own shareholders as to how to vote a specific proxy solicited by a particular acquired fund.  Nor has either the Commission or DIM ever provided any guidance as to how that could be accomplished in a cost effective and timely manner, most likely because there is no way to do so.  Thus, it is not surprising that, to the best of SPE’s knowledge, no acquiring fund has ever used the “seek instructions” option as DIM interprets it.

One of the most enduring principles of statutory construction is that an interpretation of a statute should not yield an absurd or odd result, especially when the statutory phrase in question is ambiguous.6  Clearly, it would be absurd for Congress to create an option to “seek instructions” from shareholders that is virtually impossible to use in practice.  For example, under the staff’s interpretation SPE could submit a shareholder proposal to an acquired fund that BCM believes is in SPE’s best interest yet BCM would have no practical way to cause all of SPE’s shares to vote for that proposal.  It is difficult to think of a more absurd result.

IV.           Conclusion

The board intends to implement SPE’s new proxy voting procedure, as described herein, on March 1, 2012 unless the Commission advises it otherwise.  Therefore, for the reasons stated above, SPE requests that the Commission issue a declaratory order before March 1, 2012 stating that such implementation will not cause SPE to be in violation of Section 12(d)(1) of the 1940 Act.  Since the facts relating to this application are undisputed and the only issue to be decided is the reasonableness of the board’s interpretation of  the phrase “seek instructions,” SPE does not see a need for, and therefore is not requesting, a hearing.  Finally, if the Commission issues the requested declaratory order, the board intends to submit a similar “seek instructions” proposal annually to SPE’s shareholders to insure that its standing proxy voting instructions do not become stale.

6See, e.g., United States v. Granderson, 511 U.S. 39, 47 n.5 (1994) (dismissing an interpretation said to lead to an absurd result); Dewsnup v. Timm, 502 U.S. 410, 427 (1992) (Justice Scalia, dissenting) (“[i]f possible, we should avoid construing the statute in a way that produces such absurd results”); Public Citizen v. Department of Justice, 491 U.S. 440, 454 (1989) (“[w]here the literal reading of a statutory term would compel ‘an odd result,’ . . . we must search for other evidence of congressional intent to lend the term its proper scope”).

Any comments or questions regarding this application may be addressed to the undersigned at (914) 747-5262, email: pgoldstein@brooklyncapitalmanagement.com or to SPE’s counsel, Thomas R. Westle at (212) 885-5239, email: TWestle@BlankRome.com.

Very truly yours,

Phillip Goldstein
Chairman of the Board

Cc:	Mary L. Schapiro, Chairman Daniel M. Gallagher, Commissioner Elisse B. Walter, Commissioner Luis A. Aguilar, Commissioner Troy A. Paredes, Commissioner